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                                                                    Exhibit 99

PRESS RELEASE

BENEDEK COMMUNICATIONS CORPORATION
100 Park Avenue
Rockford, IL 61101

FOR MORE INFORMATION CONTACT:
Ronald L. Lindwall, Chief Financial Officer
815-987-5350

FOR IMMEDIATE RELEASE

                   BENEDEK COMMUNICATIONS ANNOUNCES REDEMPTION
                         OF EXCHANGEABLE PREFERRED STOCK

        Rockford, Illinois, May 8, 1998. Benedek Communications Corporation today announced that it has called for redemption on June 8, 1998 all of its outstanding 15.0% Exchangeable Redeemable Senior Preferred Stock. The redemption price is equal to 115.000% of the liquidation preference per share of Preferred Stock, plus, without duplication, accumulated and unpaid dividends thereon to June 8, 1998. The aggregate redemption price will be $154.614 per share.

        Dividends on the Preferred Stock will cease to accumulate on and after June 8, 1998, and the only remaining right of the holders of the Preferred Stock after such date will be the right to receive payment of the redemption price upon presentation and surrender of certificates representing the Preferred Stock to the paying agent, IBJ Schroder Bank & Trust Company.

        Benedek Communications Corporation is a holding company, which through its wholly-owned subsidiary, Benedek Broadcasting Corporation, owns 23 network affiliated television stations throughout the United States.

        This Press Release contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements.